SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

TRIZEC PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

233 South Wacker Drive, 46th Floor, Chicago IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(312) 798-6000

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     Trizec Properties, Inc. (the “Company”) is filing as Exhibit 99.1 a description of certain material federal income tax considerations relating to the taxation of the Company as a real estate investment trust for federal income tax purposes and the purchase, ownership and disposition of the Company’s common stock. The description contained in Exhibit 99.1 to this Current Report on Form 8-K replaces and supersedes prior descriptions of the federal income tax treatment of the Company and its stockholders to the extent that they are inconsistent with the description contained in this Current Report on Form 8-K.

     Certain statements in the description of material federal income tax considerations may constitute “forward-looking statements” relating to our business and financial outlook, which are based on our current expectations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which discuss these and other factors that could adversely affect the Company’s results.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
Number	Description

99.1	Material United States Federal Income Tax Considerations to Holders of Trizec Properties, Inc.’s Common Stock

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trizec Properties, Inc.

Date: April 15, 2004	By:	/s/ Timothy H. Callahan

Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Material United States Federal Income Tax Considerations to Holders of Trizec Properties, Inc.’s Common Stock